NETWORK-1 SECURITY SOLUTIONS, INC.


                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-126013

                          PROSPECTUS SUPPLEMENT NO. 11
                     (To Prospectus dated December 22, 2005)


This is a prospectus supplement to our prospectus dated December 22, 2005 (the "Prospectus") relating to the resale from time to time by selling stockholders of up to 15,786,256 shares of our Common Stock, including shares issuable upon exercise of outstanding warrants and options. On August 3, 2006, we filed with the Securities and Exchange Commission a Quarterly Report on Form 10-QSB. The text of the Quarterly Report on Form 10-QSB is attached to and a part of this supplement.

This prospectus supplement should be read in conjunction with the Prospectus and the prior prospectus supplements, and may not be delivered or utilized without the Prospectus and the prior prospectus supplements. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

The securities offered by the Prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" referenced on page 7 of the Prospectus in determining whether to purchase the Common Stock.

The date of this prospectus supplement is August 3, 2006.

================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

     [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
        EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2006

     [_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
      EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ______ TO ______

                         COMMISSION FILE NUMBER 1-14896

                       NETWORK-1 SECURITY SOLUTIONS, INC.

        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)






            DELAWARE                                      11-3027591
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF                (IRS EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


              445 Park Avenue, Suite 1028, New York, New York 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  212-829-5770
                           (Issuer's Telephone Number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

The number of shares of Common Stock, $.01 par value per share, outstanding as of August 1, 2006 was 19,049,724

Transitional Small Business Disclosure Format (check one): Yes [_] No [X]
================================================================================

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                                      INDEX


                                                                        Page No.

PART I.  FINANCIAL INFORMATION

Item 1.  FINANCIAL STATEMENTS
         Condensed Balance Sheets as of June 30, 2006 (unaudited)
         and December 31, 2005 ..............................................3

         Condensed Statements of Operations for the three and six months ended June 30, 2006 and 2005 (unaudited)............................4

         Condensed Statements of Cash Flows for the six months
         ended June 30, 2006 and 2005 (unaudited)............................5

         Notes to Condensed Financial Statements ............................6

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..........14

Item 3.  CONTROLS AND PROCEDURES............................................22



PART II. OTHER INFORMATION

Item 1.  Legal Proceedings .................................................22

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds........22

Item 3.  Defaults Upon Senior Securities ...................................23

Item 4.  Submission of Matters to a Vote of Security Holders ...............23

Item 5.  Other Information .................................................23

Item 6.  Exhibits...........................................................23


SIGNATURES .................................................................24

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                            CONDENSED BALANCE SHEETS


                                                      June 30,     DECEMBER 31,
                                                        2006           2005
                                                    ------------   ------------
                                                     (UNAUDITED)
ASSETS
------

Current assets:
   Cash and cash equivalents                        $  1,756,000   $    938,000
   Prepaid Insurance and other current assets             39,000         85,000
                                                    ------------   ------------

        Total current assets                           1,795,000      1,023,000

Security Deposits                                          6,000          6,000
Patents                                                   82,000         86,000
                                                    ------------   ------------
                                                    $  1,883,000   $  1,115,000
                                                    ============   ============

LIABILITIES
-----------

Current liabilities:
   Accounts payable                                 $     72,000   $    162,000
   Accrued expenses and other current
     liabilities                                          79,000        201,000
                                                    ------------   ------------
        Total current liabilities                        151,000        363,000
                                                    ------------   ------------

Commitments and contingencies

STOCKHOLDERS' EQUITY
--------------------

Common stock - $0.01 par value ; authorized
   50,000,000 shares; 19,049,724 shares issued
   and outstanding at June 30, 2006 and
   17,697,572 at December 31, 2005                       190,000        177,000

Additional paid-in capital                            46,479,000     44,896,000
Accumulated deficit                                  (44,937,000)   (44,321,000)
                                                    ------------   ------------
                                                       1,732,000        752,000
                                                    ------------   ------------
                                                    $  1,883,000   $  1,115,000
                                                    ============   ============

See notes to condensed financial statements

                                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                JUNE 30,                            JUNE 30,
                                                         2006              2005              2006              2005
                                                     ------------      ------------      ------------      ------------
Operating expenses:
     General and administrative                      $    318,000      $    242,000      $    646,000      $    480,000
     Patent Costs                                         500,000


LOSS BEFORE INTEREST INCOME                              (318,000)         (242,000)         (646,000)         (980,000)
Interest income - net                                      18,000            13,000            30,000            20,000
                                                     ------------      ------------      ------------      ------------
Net Loss                                                 (300,000)         (229,000)         (616,000)         (960,000)
                                                     ============      ============      ============      ============


Deemed dividend on additional warrant
antidilutution adjustment                                                                                        (6,000)


Net loss attributable to common stockholders         $   (300,000)     $   (229,000)     $   (616,000)     $   (966,000)
                                                     ------------      ------------      ------------      ------------

LOSS PER COMMON SHARE: BASIC AND DILUTED             $      (0.02)     $      (0.01)     $      (0.03)     $      (0.05)
                                                     ============      ============      ============      ============

WEIGHTED AVERAGE SHARES: BASIC AND DILUTED             19,049,724        17,697,572        18,444,617        17,657,793
                                                     ============      ============      ============      ============

Network-1 Security Solutions, Inc.
Condensed Statements of Cash Flows
(Unaudited)

                                                            SIX MONTHS ENDED JUNE 30,
                                                           --------------------------
                                                               2006           2005
                                                           -----------    -----------
Cash flows from operating activities:
 Net loss                                                  $  (616,000)   $  (960,000)
 Adjustments to reconcile net loss to net cash used in
 operating activities:
    Depreciation and amortization                                4,000          3,000
    Valuation adjustment for outstanding stock options         (32,000)
Issuance of options and warrants for services rendered          20,000
Non-Cash Option Vesting Charge                                 102,000

    Changes in:
       Prepaid expenses and other current assets                46,000         46,000
       Security Deposits                                        (6,000)
       Accounts payable, accrued expenses and other
         current liabilities                                  (212,000)      (375,000)
                                                           -----------    -----------

          Net cash used in operating activities               (676,000)    (1,304,000)
                                                           -----------    -----------
Cash Flows from Investing Activities                               --             --
                                                           -----------    -----------

Cash Flows from Financing Activities
    Issuance of Common Stock                                 1,494,000        600,000
                                                           -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                     (818,000)      (704,000)
Cash and cash equivalents, beginning of period                 938,000      2,177,000
                                                           -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   $ 1,756,000    $ 1,473,000
                                                           ===========    ===========


NON-CASH TRANSACTIONS:

Non-employee compensation paid with equity stock options   $              $   262,000
                                                           ===========    ===========

NETWORK-1 SECURITY SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] BASIS OF PRESENTATION:

The accompanying condensed financial statements as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and June 30, 2005, are unaudited, but, in the opinion of the management of Network-1 Security Solutions, Inc. (the "Company"), contain all adjustments consisting only of normal recurring items which the Company considers necessary for the fair presentation of the Company's financial position as of June 30, 2006, and the results of its operations and its cash flows for the three month periods ended June 30, 2006 and June 30, 2005. The condensed financial statements included herein have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results of operations to be expected for the full year.

[2] BUSINESS:

(a) The principal business of the Company is the acquisition, development, licensing and protection of its intellectual property. The Company presently owns six patents (the "Patent Portfolio") covering various telecommunications and data networking technologies including, among others, patents covering the delivery of power over Ethernet cable for the purpose of remotely powering network devices, and the transmission of audio, video and data over computer and telephony networks. The Company's strategy is to pursue licensing and strategic business alliances with companies in the industries that manufacture and sell products that make use of the technologies underlying its patents as well as with other users of the technology who benefit directly from the technology including corporate, educational and governmental entities.

In February 2004, the Company initiated licensing efforts relating to one of its patents (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cables (the "Remote Power Patent"). To date the Company has not entered into any license agreements with third parties with respect to its Remote Power Patent.

NETWORK-1 SECURITY SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

[2] BUSINESS: (CONTINUED)

(b) As reflected in the accompanying financial statements, the Company has incurred substantial losses and has experienced net cash outflows from operations for 2005 and the three and six month periods ended June 30, 2006. For the year ended December 31, 2005 and the three and six month periods ended June 30, 2006, the Company had no revenue from operations. The Company will continue to have operating losses for the foreseeable future until it is successful in licensing its patented technologies. The Company is dependent upon debt and equity financing until it generates cash flows from operations. During the six month period ended June 30, 2006, warrants to purchase 1,352,152 shares of common stock were exercised, at exercise prices of $1.00 and 1.114 per share, resulting in aggregate proceeds to the Company of $1,493,726. The Company has cash and cash equivalents of $1,756,000 as of June 30, 2006. The Company believes its current cash position will more likely than not be sufficient to satisfy the Company's operations and capital requirements until December 2007, although there can be no assurance that such funds will not be expended prior thereto.


[3] STOCK-BASED COMPENSATION:

In December 2004, the FASB issued Statement No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R supersedes APB 25 and requires the recognition of the cost of employee services received in exchange for stock options and awards of equity instruments based on the grant-date fair value of such options and awards, over the period they vest. Under APB 25, no compensation was recorded in earnings for the Company's stock-based options granted under the 1996 Stock Incentive Plan (the "Plan"). The pro forma effects on net income and earnings per share for the awards issued under the Plan were instead disclosed in a footnote to the financial statements. Under SFAS No. 123R, all share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense in earnings over the requisite service period. On January 1, 2006, the Company adopted the provisions of SFAS No. 123R, for its share-based compensations plans and began recognizing the unvested portion of employee compensation from stock options and awards equal to the unamortized grant-date fair value over the remaining vesting period. Furthermore, compensation costs will also be recognized for any awards issued, modified, repurchased, or canceled after January 1, 2006.

NETWORK-1 SECURITY SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

[3] STOCK-BASED COMPENSATION: (continued)

                                                              SIX MONTHS ENDED
                                                                JUNE 30, 2005
                                                                =============

Reported net loss attributable to common stockholders            $ (966,000)
Stock-based employee compensation determined under the
    fair value-based method, net of related tax effects            (433,000)
                                                                 ----------
Pro forma net loss                                               (1,399,000)
                                                                 ==========

Loss per common share (basic and diluted):
    As reported                                                  $    (0.05)
                                                                 ==========

    Pro forma                                                    $    (0.08)
                                                                 ==========

On February 2, 2006, the Company granted options to two directors to purchase 15,000 shares each at an exercise price of $1.31 per share and a consultant to purchase 75,000 shares at an exercise price of $1.20 per share. The director options vest over one year period at the rate of 3,750 shares per quarter beginning May 4, 2006 and the consultant options vest over one year period at the rate of 18,750 shares per quarter beginning March 31, 2006. The Company recorded compensation expenses of $36,000 for these options during the six months ended June 30, 2006, based on the Black-Scholes option-pricing model. In addition, during the six months ended June 30, 2006, the Company also recorded compensation expense of $66,000 for the vested portion of options granted to directors and consultants, respectively, prior to January 1, 2006.


The fair value of each option grant on the date of grant is estimated using the Black-Scholes option-pricing utilizing the following weighted average assumptions:

                                                  SIX MONTHS ENDED JUNE 30,

                                                  2006                2005
                                                --------            --------
    Risk-free interest rates                      4.51%               3.95%
    Expected option life in years                 5 yrs.           3.00 - 7.00
    Expected stock price volatility               69.8%              220.65%
    Expected dividend yield                       0.00%               0.00%

NETWORK-1 SECURITY SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

[4] REVENUE RECOGNITION:

The Company plans on recognizing revenue received from the licensing of its intellectual property portfolio in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB No. 104") and related authoritative pronouncements. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been performed pursuant to the terms of the license agreement, (iii) amounts are fixed or determinable and (iv) collectibility of amounts is reasonably assured.

[5] LOSS PER SHARE:

Basic net loss per share is calculated by dividing the net loss by the weighted average number of outstanding common shares during the period. Diluted per share data includes the dilutive effects of options, warrants and convertible securities. Potential shares of 9,760,322 and 11,142,244 at June 30, 2006 and 2005, respectively, are anti-dilutive, and are not included in the calculation of diluted loss per share. Such potential common shares reflect options and warrants.

[6] CASH EQUIVALENTS:

The Company places cash investments in high quality financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC"). At June 30, 2006, the Company maintained cash balance of approximately $1,642,000 in excess of FDIC limits.

NOTE B - AMENDED PATENT PURCHASE AGREEMENT:

In November 2003, the Company acquired a portfolio of telecommunications and data networking patents (six patents) from Merlot Communications, Inc. ("Merlot"). The purchase price for the Patent Portfolio was $100,000, paid in cash. The cash price paid has been capitalized and is being amortized over the remaining useful life of each patent. In addition, the Company granted Merlot a non-exclusive, royalty free, perpetual license for the term of each patent to use the patents for the development, manufacture or sale of its own branded products to end users. The Company had agreed to pay Merlot 20% of the net income, as defined, after the first $4,000,000 of net income realized by the Company on a per patent basis from the sale or licensing of the patents. On January 18, 2005, the Company and Merlot amended the Patent Purchase Agreement (the "Amendment") pursuant to which the Company paid additional purchase price of $500,000 to Merlot in consideration for the restructuring of future contingent payments to Merlot from the licensing or sale of the Patents. The Amendment provides for future contingent payments by the Company to Merlot of $1.0 million upon achievement of $25 million of Net Royalties (as defined), an additional $1.0 million upon achievement of $50 million of Net Royalties and an additional $500,000 upon achievement of $62.5 million of Net Royalties from licensing or sale of the patents acquired from Merlot. Certain principal

NETWORK-1 SECURITY SOLUTIONS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE B - AMENDED PATENT PURCHASE AGREEMENT: (continued)

stockholders of the Company and related parties are also principal stockholders of Merlot and were also directors of Merlot at the time of the original agreement in November 2003 and the Amendment. The Company has treated this expenditure as an expense called Patent Costs for the six months ended June 30, 2005.

NOTE C - PRIVATE PLACEMENT

[1] On January 13, 2005, the Company completed a second closing with respect to an aggregate private placement of $2,685,000 of securities (first closing completed in December 2005), which consisted of an additional 600,000 shares of common stock and warrants to purchase an additional 450,000 shares of common stock for an aggregate purchase price of $600,000. As part of the private placement, the Company filed a registration statement with the SEC and has registered for resale the common stock and the shares issuable upon exercise of the warrants.

[2] In January 2005, in connection with the private placement and anti-dilutive provisions for the warrants previously issued to Falconstor Software, Inc., the Company issued warrants to purchase 6,287 shares of common stock at an exercise price of $1.00 per share expiring in October 2006. The associated expense, which is treated as an imputed dividend, is based on the fair value of these warrants using the Black-Scholes model utilizing the risk-free interest rate of 3.01%, life of 2 years, volatility of 270% and dividend yield of 0%. Such expense was $6,000 and is presented as deemed dividend included in the accompanying statement of operations for the six months ended June 30, 2005.

NOTE D - LIABILITY TO BE SETTLED WITH EQUITY INSTRUMENTS

On April 18, 2002, in consideration of additional consulting and financial advisory services, the Company issued to CMH Capital Management Corp., an entity solely owned by Corey M. Horowitz, Chairman and Chief Executive Officer of the Company, an option to purchase 750,000 shares of the common stock at an exercise price of $1.20 per share, which was the market price of the Company's common stock on the date of issuance. The options vested over a three-year period in equal amounts of 250,000 per year beginning April 18, 2003. These options are treated as contingent options and were originally priced in the quarter ended June 30, 2002 at $416,000. Subsequently, they are revalued at each balance sheet date. On April 18, 2003, 250,000 of these options vested, having a fair value of $5,000. Accordingly, $5,000 was reallocated to additional paid-in capital with a corresponding reduction to the liability. On April 18, 2004, 250,000 of these options vested having a fair value of $51,000. Accordingly, $51,000 was reallocated to additional paid-in-capital with a corresponding reduction to the liability. On April 18, 2005, the remaining 250,000 options were vested and revalued from $294,000 at December 31, 2004 to $262,000 which was reallocated to additional paid in capital. Any increase or decrease in the valuation has been reflected as an addition or reduction of general and administrative expenses at each balance sheet date.

NOTE E - COMMITMENTS AND CONTINGENCIES

On November 30, 2004, the Company entered into a master services agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive worldwide rights (except for direct efforts by the Company and related companies) to negotiate license agreements for the Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either the Company or ThinkFire can terminate the Agreement upon 60 days' notice for any reason or upon 30 days' notice in the event of a material breach. The Company has agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on its behalf.

In August 2005, the Company entered into an agreement with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent the Company in connection with all litigation involving the Company's remote power patent. Blank Rome has agreed to represent the Company with respect to each litigation pertaining to the Remote Power Patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from the Company percentages of Net Consideration (as defined in the agreement) ranging from 12.5% to 35% received by the Company by way of settlement or judgment in connection with each litigation matter. The Company has also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by the Company from certain designated parties mutually agreed upon by the Company and Blank Rome in the event such designated parties enter into license agreements or similar agreements with the Company.

In March 2006, the Company entered into a one year agreement with Alliance Advisors, LLC ("Alliance") pursuant to which Alliance provides financial and public relations services to the Company. In consideration for such services, the Company pays Alliance a fee of $7,000 per month. In addition, the Company agreed to issue to Alliance 80,000 shares of common stock (subject to a pro-rata reduction if the agreement is terminated prior to one year).

NOTE F - EMPLOYMENT ARRANGEMENTS AND OTHER AGREEMENTS

On November 26, 2004, the Company entered into an employment agreement with Corey M. Horowitz pursuant to which he agreed to continue to serve as Chairman and Chief Executive Officer of the Company for a two-year term at an annual base salary of $250,000 for the first year and $275,000 for the second year. Mr. Horowitz was also issued options to purchase an aggregate of 1,500,000 shares of the Company's common stock consisting of (i) a ten (10) year fully vested option to purchase 1,100,000 shares at an exercise price of $0.25 per share, and (ii) a five year option to purchase 400,000 shares at an exercise price of $0.68 per share which vest 50% on the date of grant and 50% one year thereafter, subject to acceleration upon a change of control. In addition, Mr. Horowitz will receive a bonus of 5% of the Company's royalties or other payments received from licensing its patents. This bonus will continue to be paid to Mr. Horowitz for a period of five (5) years following the term of the employment agreement with respect to licenses entered into by the Company during the term of the employment agreement, provided that he has not been terminated by the Company "for cause" or by Mr. Horowitz himself without "good reason". Mr. Horowitz shall receive severance equal to 12 months base salary in the event his employment is terminated "without cause" or by Mr. Horowitz for "good reason".

In accordance with his employment agreement (as amended on March 29, 2006) Mr. Horowitz was also granted certain anti-dilution rights which provide that if at any time during the period ending November 26, 2006, in the event that the Company completes an offering of its common stock or any securities convertible or exercisable into common stock (exclusive of securities issued upon exercise of outstanding options, warrants or other convertible securities), he will receive, at the same price as the securities issued in the financing, such number of additional stock options so that he maintains the derivative ownership percentage (20.11%) of the Company based upon options and warrants owned by him and CMH (exclusive of his ownership of shares of common stock) as he owned as of the date of his employment agreement (November 26, 2004); provided, that, the aforementioned anti-dilution protection shall be afforded to Mr. Horowitz up to maximum future financings aggregating $2.5 million. As a result of the closings of the private placement on December 31, 2004 and January 13, 2005 and in accordance with the anti-dilution protection afforded to Mr. Horowitz in his employment agreement, Mr. Horowitz earned seven year options to purchase an aggregate of 1,195,361 shares at an exercise price of $1.18 per share. The Company did not recognize any compensation expense as the exercise price for these options exceeded the market price on the date of grant.

NOTE G - LITIGATION

POWERDSINE SETTLEMENT

On November 17, 2005, the Company entered into a Settlement Agreement with PowerDsine, Inc. (NASDAQ: PDSN) and PowerDsine Ltd. (collectively, "PowerDsine") which dismissed, with prejudice, patent litigation brought by PowerDsine against the Company in March 2004 in the United States District Court for the Southern District of New York that sought a declaratory judgment that the Company's Remote Power Patent (U.S. Patent No. 6,218,930) was invalid and not infringed by PowerDsine and/or its customers.

Under the terms of the Settlement Agreement, the Company agreed that it will not initiate litigation against PowerDsine for its sale of Power over Ethernet (PoE) integrated circuits. In addition, the Company has agreed that it will not seek damages for infringement from customers that incorporate PowerDsine integrated circuit products in PoE capable Ethernet switches manufactured on or before April 30, 2006. PowerDsine has agreed that it will not initiate, assist or cooperate in any legal action relating to the Remote Power Patent. The Company has also agreed that it will not initiate litigation against PowerDsine or its customers for infringement of the Remote Power Patent arising from the manufacture and sale of PowerDsine Midspan products for three years following the dismissal date (November 23, 2005). Following such three year period, the Company may seek damages for infringement of the Remote Power Patent from PowerDsine or its customers with respect to the purchase and sale of Midspan products beginning 90 days following the dismissal date of the litigation. The benefits afforded to PowerDsine under the Settlement Agreement will cease in the event PowerDsine institutes, assists or cooperates in any legal proceeding related to the Remote Power Patent adverse to the Company (unless otherwise required by law to do so) and PowerDsine customers will also forfeit benefits under the Settlement Agreement if they engage in similar action.

No licenses to use the technologies covered by the Remote Power Patent were granted to PowerDsine or its customers under the terms of the settlement. The Settlement Agreement further provides that PowerDsine is obligated to provide each of its customers with written notice of the settlement which notice shall disclose that no license for the Remote Power Patent has been provided to PowerDsine's customers and that in order to combine, modify or integrate any PowerDsine product with or into any other device or software, PowerDsine's customers may need to receive patent license(s) for such third party patents which is the customer's responsibility. For the full text of the Company's Settlement Agreement with PowerDsine, see Exhibit 10.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2005.

D-LINK LITIGATION

On August 10, 2005, the Company commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of the Company's Remote Power Patent. The Company's complaint seeks, among other things, a judgment that its Remote Power Patent is enforceable and has been infringed by the defendants. The Company also seeks a permanent injunction restraining the defendants from continued infringement, or active inducement of infringement by others, of the Company's Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of the Remote Power Patent, and further asserted that the asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of the Remote Power Patent. On February 7, 2006, Judge Leonard Davis set a Markman hearing on claim construction for September 19, 2006 and set a trial date of March 7, 2007. In addition, at the proceeding, all of the outstanding motions to dismiss or transfer the case made by the defendants were denied by Judge Davis. In March 2006, the D-Link defendants filed a writ of mandamus to overturn the Court's decision to maintain the action in the Eastern District of Texas. On June 2, 2006, the Court issued an order denying the D-Link defendants request for a writ of Mandamus. In the event the Court determines that the Remote Power Patent is not valid or enforceable, and/or that the defendants did not infringe, any such determination would have a material adverse effect on the Company.

ITEM 2: MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS QUARTERLY REPORT ON FORM 10-QSB CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE STATEMENTS THAT INCLUDE INFORMATION BASED UPON BELIEF OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION AVAILABLE TO MANAGEMENT. STATEMENTS CONTAINING TERMS SUCH AS "BELIEVES", "EXPECTS", "ANTICIPATES", "INTENDS" OR SIMILAR WORDS ARE INTENDED TO IDENTIFY FORWARD LOOKING STATEMENTS. ACTUAL RESULTS, EVENTS AND CIRCUMSTANCES (INCLUDING FUTURE PERFORMANCE, RESULTS AND TRENDS) COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THOSE DISCUSSED BEGINNING ON PAGES 16-21 OF THIS QUARTERLY REPORT ON 10-QSB FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2006.


PLAN OF OPERATION

     The principal business of the Company is the acquisition, development, licensing and protection of its intellectual property. The Company presently owns six patents covering various telecommunications and data networking technologies (the "Patent Portfolio") including, among others, patents covering the delivery of power over Ethernet for the purpose of remotely powering network devices, and the transmission of audio, video and data over computer and telephony networks. The Company's strategy is to pursue licensing and strategic business alliances with companies in the industries that manufacture and sell products that make use of the technologies underlying its patents as well as with other users of the technology who benefit directly from the technology including corporate, educational and governmental entities.

     On November 18, 2003, the Company acquired the Patent Portfolio from Merlot Communications, Inc., a broadband communications solutions provider. In February 2004, following its review of applicable markets, the Company initiated licensing efforts relating to one of its patents (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cable (the "Remote Power Patent"). The Company has focused, and will continue to focus, its efforts on licensing its Remote Power Patent. As of the date of this Report, the Company has not entered into any license arrangement with respect to the Remote Power Patent, although it is pursing such arrangements with third parties. During the next 12 months, management does not anticipate licensing efforts for its other patents besides the Remote Power Patent.

     To date the Company has incurred significant losses and at June 30, 2006 had an accumulated deficit of $(44,937,000). For the year ended December 31, 2005, the Company incurred a net loss of $(1,332,000) and incurred a net loss of $(616,000) for the six months ended June 30, 2006. Management anticipates that the Company will continue to incur losses until it enters into material license agreements with respect to its patented technologies. The Company has not achieved any revenue from its technology licensing business. To date the Company has not entered any licensing agreements with third parties with respect to its Remote Power Patent or the Company's other patented technologies. The Company's inability to consummate license agreements and achieve revenue from its patented technologies would have a material adverse effect on its operations and its ability to continue business.

     The Company does not currently have any revenue from operations. The success of the Company and its ability to generate revenue is largely dependent on its ability to consummate licensing arrangements with third parties. In November 2004, the Company entered into an agreement with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive worldwide rights to negotiate license agreements for the Remote Power Patent with certain agreed-upon potential licensees. The Company has agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on its behalf.

     The Company's success depends on its ability to protect its intellectual property rights. In August 2005, the Company commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated for infringement of its Remote Power Patent (see Risk Factors - "We face uncertainty of outcome of litigation with D-Link"). In the future, it may be necessary for the Company to commence patent litigation against additional third parties whom it believes require a license to its patents. In addition, the Company may be subject to third-party claims seeking to invalidate its patents, which have been asserted as a defense in the pending D-Link litigation (See Risk Factors-"We face uncertainty of the outcome of litigation with D-Link") against the Company relating to the Remote Power Patent as discussed below. These types of claims, with or without merit, may subject the Company to costly litigation and diversion of management's focus. In August 2005, the Company engaged Blank Rome LLP as litigation counsel with respect to the Remote Power Patent on a contingency basis pursuant to which Blank Rome is entitled to share in the proceeds of any successful enforcement of the Remote Power Patent (See Note E Commitments and Contingencies and Risk Factors - "We are currently relying upon our contingency fee agreement with Blank Rome"). If third parties making claims against the Company seeking to invalidate its Remote Power Patent are successful, they may be able to obtain injunctive or other equitable relief, which effectively could block the Company's ability to license or otherwise capitalize on its patent. Successful litigation against the Company resulting in a determination that its Remote Power Patent is invalid would have a material adverse effect on the Company.

The Company has financed its operations primarily from the sale of equity securities. On December 21, 2004 and January 13, 2005, the Company completed a private offering of its equity securities resulting in gross proceeds of $2,685,000. In addition, during the first quarter of 2006 the Company received $1,493,726 of cash proceeds from the exercise of warrants issued in December 1999. The Company anticipates, based on currently proposed plans and assumptions, relating to its operations, that its cash and cash equivalents of approximately $1,756,000 as of June 30, 2006 will more likely than not be sufficient to satisfy the Company's operations and capital requirements until December 2007. There can be no assurance, however, that such funds will not be expended prior thereto. In the event the Company's plans change, or its assumptions change, or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), the Company may have insufficient funds to support its operations prior to December 2007. The Company's inability to consummate licensing arrangements with respect to its Remote Power Patent and generate revenues therefrom on a timely basis or obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail or cease operations. In addition, any equity financing may involve substantial dilution to the current stockholders of the Company.

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

The Company operates in a highly competitive environment that involves a number of risks, some of which are beyond the Company's control. The following discussion highlights the most material of the risks.

WE HAVE A HISTORY OF LOSSES AND NO REVENUE FROM CURRENT OPERATIONS.

We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $(44,937,000) as of June 30, 2006. For the years ended December 31, 2005 and 2004, we incurred net losses of $(1,332,000) and $(1,953,000), respectively. For the six months ended June 30, 2006, we incurred a net loss of $(616,000). We have financed our operations primarily by sales of equity securities. Since December 2002, when we discontinued our security software products and following the commencement of our new technology licensing business in November 2003, we have had no material revenue from operations for the years ended December 31, 2004 and December 31, 2005 and for the six months ended June 30, 2006. Our ability to achieve revenue and generate positive cash flow from operations is dependent upon consummating licensing agreements with respect to our patented technologies. We may not be successful in achieving licensing agreements with third parties and our failure to do so would have a material adverse effect on our business, financial condition and results of operations. We may not be able to achieve revenue or generate positive cash flow from operations from our licensing business.

WE COULD BE REQUIRED TO STOP OPERATIONS IF WE ARE UNABLE TO DEVELOP OUR TECHNOLOGY LICENSING BUSINESS OR RAISE CAPITAL WHEN NEEDED.

We anticipate, based on our currently proposed plans and assumptions relating to our operations (including the timetable of, costs and expenses associated with our continued operations), that our cash position of $1,756,000 at June 30, 2006 will more likely than not be sufficient to satisfy our operations and capital requirements until December 2007. However, we may expend our funds prior thereto. In the event our plans change, or our assumptions change or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), we could have insufficient funds to support our operations prior to December 2007. Our inability to obtain additional financing when needed, absent generating sufficient cash from licensing arrangements, would have a material adverse effect on the Company, requiring us to curtail or possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to the interests of our then existing stockholders.

OUR LICENSING BUSINESS MAY NOT BE SUCCESSFUL.

In November 2003, we entered the technology licensing business following our acquisition of six patents relating to various telecommunications and data networking technologies including, among others, patents covering the delivery of remote power over Ethernet and the transmission of audio, video and data over computer and telephony networks. Accordingly, we have a limited history in the technology licensing business upon which an evaluation of our prospects and future performance can be made. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the development, operation and expansion of a new business based on patented technologies in a highly specialized and competitive market. We may not be able to achieve revenue or profitable operations from our new licensing business.

OUR FUTURE SOURCE OF LICENSING REVENUE IS UNCERTAIN.

In February 2004, we initiated our first licensing efforts relating to the technologies in our remote power patent (U.S. Patent No. 6,218,930) (the "Remote Power Patent"). To date, we have not entered into any licensing agreements with third parties with respect to our Remote Power Patent or our other patented technologies. Our inability to consummate licensing agreements and achieve revenue from our patented technologies would have a material adverse effect on our operations and our ability to continue our business. In addition, in the event we consummate license arrangements with third parties, such arrangements are not likely to produce a stable or predictable stream of revenue in the foreseeable future. Furthermore, the success of our licensing efforts depends upon the strength of our intellectual property rights.

WE ARE CURRENTLY RELYING UPON THE EFFORTS OF THINKFIRE TO CONSUMMATE LICENSING AGREEMENTS FOR OUR REMOTE POWER PATENT WITH CERTAIN SELECT POTENTIAL LICENSEES.

On November 30, 2004, we entered into a Master Services Agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which we granted ThinkFire the exclusive (except for us and related companies) worldwide rights to negotiate license agreements for our Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either we or ThinkFire can terminate the Agreement upon 60 days notice for any reason or upon 30 days notice in the event of a material breach. We have agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on our behalf. ThinkFire may not be successful in consummating license agreements on our behalf and even if such agreements are consummated they may not result in significant royalty payments to us.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT OUR PROPRIETARY
TECHNOLOGIES.

Our success is substantially dependent upon our proprietary technologies and our ability to protect our intellectual property rights. We currently hold 6 patents issued by the U.S. Patent Office that relate to various telecommunications and data networking technologies and include among other things, patents covering the transmission of audio, voice and data over computer and telephony networks and the delivery of remote PoE networks. We rely upon our patents and trade secret laws, non-disclosure agreements with our employees, consultants and third parties to protect our intellectual property rights. The complexity of patent and common law, combined with our limited resources, create risk that our efforts to protect our proprietary technologies may not be successful. We cannot assure you that our patents will be upheld or that third parties will not invalidate our patent rights. In the event our intellectual property rights are not upheld, such an event would have a material adverse effect on us.

WE ARE CURRENTLY RELYING UPON OUR CONTINGENCY FEE AGREEMENT WITH BLANK ROME.

In August 2005, we entered into an agreement with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent us in connection with all litigation involving our Remote Power Patent. Blank Rome has agreed to represent us with respect to each litigation pertaining to the Remote Power Patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from us percentages of Net Consideration (as defined in the Agreement) ranging from 12.5% to 35% received by us by way of settlement or judgment in connection with each litigation matter. We have also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by us from certain designated parties mutually agreed upon by us and Blank Rome (the "Designated Parties") in the event such Designated Parties enter into license agreements or similar agreements with us.

The Agreement may be terminated by either Blank Rome or us upon 30 days notice. If we elect to terminate the Agreement, we will compensate Blank Rome in an amount equal to 5% of the Net Consideration received by us from the Designated Parties with whom Blank Rome has not commenced litigation on our behalf, provided that such parties had substantive licensing or settlement discussions related to our Remote Power Patent during the term of the Agreement and entered into a license agreement or similar agreement with us providing for Net Consideration within the 12 month period following termination. In addition, in the event of termination, Blank Rome will receive its pro-rata share of Net Consideration based upon its hourly time charges with respect to parties against whom Blank Rome commenced litigation (or defended) on our behalf. In the event our agreement with Blank Rome is terminated, depending upon our financial resources at the time, we may need to enter into a contingent fee agreement with a new law firm in order to enforce and/or defend our Remote Power Patent and our inability to secure such an arrangement on satisfactory terms and on a timely basis may have a material adverse effect on us.

ANY LITIGATION TO PROTECT OUR INTELLECTUAL PROPERTY OR ANY THIRD PARTY CLAIMS TO INVALIDATE OUR PATENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success depends on our ability to protect our intellectual property rights. In August 2005, we commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated for infringement of our Remote Power Patent (see below Risk Factors - "We face uncertainty of outcome of D-Link Litigation"). In the future, it may be necessary for us to commence patent litigation against additional third parties whom we believe require a license to our patents. In addition, we may be subject to claims seeking to invalidate our patents, as has been asserted by D-Link as a defense in the pending litigation. These types of claims, with or without merit, may subject us to costly litigation and diversion of management's focus. If we are unsuccessful in enforcing and validating our patents and/or if third parties making claims against us seeking to invalidate our patents are successful, they may be able to obtain injunctive or other equitable relief, which effectively could block our ability to license or otherwise capitalize on our proprietary technologies. Successful litigation against us resulting in a determination that our patents are invalid would have a material adverse effect on us.

WE FACE UNCERTAINTY AS TO THE OUTCOME OF LITIGATION WITH D-LINK.

On August 10, 2005, we commenced litigation against D-Link Corporation and D-Link Systems, Incorporated in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of our Remote Power Patent. Our complaint seeks, among other things, a judgment that our Remote Power Patent is duly enforceable and has been infringed by the defendants. We also seek a permanent injunction restraining defendants from continued infringement, or active inducement of infringement by others, of our Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of the Remote Power Patent, and further asserted that our asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of the Remote Power Patent. In the event that the Court determines that our Remote Power Patent was not valid or enforceable, and/or that the defendants did not infringe, any such determination would have a material adverse effect on us.

MATERIAL LICENSING REVENUES FROM OUR REMOTE POWER PATENT MAY BE DEPENDENT UPON THE APPLICABILITY OF THE IEEE STANDARD.

The Institute of Electrical and Electronic Engineers (IEEE) is a non-profit, technical professional association of more than 360,000 individual members in approximately 175 countries. The Standards Association of the IEEE is responsible for the creation of global industry standards for a broad range of technology industries. In 1999, the IEEE formed a task force to facilitate the adoption of a standardized methodology for the delivery of remote power over Ethernet networks which would insure interoperability among vendors of switches and terminal devices. In June 2003, the IEEE Standards Association approved the 802.3af Power Over Ethernet standard (the "Standard"), which covers technologies deployed in delivering power over Ethernet cables including whether deployed in switches or as standalone midspan hubs both of which provide power to remote devices including wireless access points, IP phones and network based cameras. The technology is commonly referred to as Power Over Ethernet ("PoE"). We believe our Remote Power Patent covers several of the key technologies covered by the Standard. However, there is a risk that as a result of litigation a court may determine otherwise and such a determination would have a material adverse effect on our ability to enter into license agreements and achieve revenue and profits from our Remote Power Patent.

WE FACE INTENSE COMPETITION AND WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE.

The telecommunications and data networking market is characterized by intense competition and rapidly changing business conditions, customer requirements and technologies. Our current and potential competitors have longer operating histories, greater name recognition and possess substantially greater financial, technical, marketing and other competitive resources than us. Although we believe that we have rights to enforceable patents relating to telecommunications and data networking, there can be no assurance that third parties will not invalidate any or all of our patents. In addition, the telecommunications and data networking industries may develop technologies that may be more effective than our proprietary technologies or that render our technologies less marketable or obsolete.

OUR MARKETS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND OUR TECHNOLOGIES FACE POTENTIAL TECHNOLOGY OBSOLESCENCE.

The telecommunications and data networking technology market including, transmission of audio, video and data over computer and telephony networks and the delivery of remote power over Ethernet markets, are characterized by rapid technological changes, changing customer requirements, frequent new product introductions and enhancements, and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards may render our technologies obsolete or less marketable. To the extent we are able to achieve revenue in the future, such revenue will be derived from licensing our technologies based on existing and evolving industry standards.

DEPENDENCE UPON CEO AND CHAIRMAN.

Our success is largely dependent upon the personal efforts of Corey M. Horowitz, our Chairman and Chief Executive Officer and Chairman of the Board of Directors. On November 26, 2004, we entered into a two (2) year employment agreement with Mr. Horowitz pursuant to which he continues to serve as our Chairman and Chief Executive Officer. We do not maintain key man life insurance on the life of Mr. Horowitz. The loss of the services of Mr. Horowitz would have a material adverse effect on our business and prospects.

RISKS RELATED TO LOW PRICED STOCKS.

Our common stock currently trades on the OTC Bulletin Board under the symbol NSSI. Since the trading price of our common stock is below $5.00 per share, our common stock is considered a penny stock. SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market value of less than $5.00 per share, subject to certain exceptions. SEC regulations require broker-dealers to deliver to a purchaser of our common stock a disclosure schedule explaining the penny stock market and the risks associated with it. Various sales practice requirements are also imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). Broker-dealers must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and monthly account statements disclosing recent price information for the penny stock held in the customer's account.

THE SIGNIFICANT NUMBER OF OPTIONS AND WARRANTS OUTSTANDING MAY ADVERSELY EFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

As of June 30, 2006, there are outstanding (i) options and warrants to purchase an aggregate of 9,760,322 shares of our common stock at exercise prices ranging from $.12 to $10.00, and (ii) 7,630 additional shares of our common stock which may be issued in the future under our stock option plan. To the extent that outstanding options and warrants are exercised, stockholder percentage ownership will be diluted and any sales in the public market of the common stock underlying such options may adversely affect prevailing market prices for our common stock.

WE HAVE A SIGNIFICANT AMOUNT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK, WHICH MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

Our Board of Directors has the authority, without further action by the stockholders, to issue 10,000,000 shares of preferred stock on such terms and with such rights, preferences and designations as our Board of Directors may determine. Such terms may include restricting dividends on our common stock, dilution of the voting power of our common stock or impairing the liquidation rights of the holders of our common stock. Issuance of such preferred stock, depending on the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control. In addition, certain "anti-takeover" provisions in Delaware law may restrict the ability of our stockholders to authorize a merger, business combination or change of control.

ITEM 3. CONTROLS AND PROCEDURES.

(a) Evaluation of Disclosure Controls and Procedures.

The Company's Chief Executive Officer and Chief Financial Officer have reviewed the disclosure controls and procedures of the Company as of the end of the period covered by this Quarterly Report on Form 10-QSB. Based upon this review, these officers concluded that, as of the end of the period covered by this Quarterly Report on Form 10-QSB, the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports it files or submits under Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in applicable rules and forms and is accumulated and communicated to management, including the Company's Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

(b) Changes in Internal Controls.

There were no significant changes in the Company's internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect these controls, or in other factors that could significantly affect these controls during the last fiscal quarter included in this report or from the end of the reporting period to the date of this Quarterly Report on Form 10-QSB.


                           PART II. OTHER INFORMATION


ITEM 1:  LEGAL PROCEEDINGS

On August 10, 2005, the Company commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of the Company's Remote Power Patent. The Company's complaint seeks, among other things, a judgment that its Remote Power Patent is enforceable and has been infringed by the defendants. The Company also seeks a permanent injunction restraining the defendants from continued infringement, or active inducement of infringement by others, of the Company's Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of the Remote Power Patent, and further asserted that the asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of the Remote Power Patent. On February 7, 2006, Judge Leonard Davis set a Markman hearing on claim construction for September 19, 2006 and set a trial date of March 7, 2007. In addition, at the proceeding, all of the outstanding motions to dismiss or transfer the case made by the defendants were denied by Judge Davis. In March 2006, the D-Link defendants filed a writ of mandamus to overturn the Court's decision to maintain the action in the Eastern District of Texas. On June 2, 2006, the Court issued an order denying the D-Link defendants request for a writ of mandamus. In the event the Court determines that the Remote Power Patent is not valid or enforceable, and/or that the defendants did not infringe, any such determination would have a material adverse effect on the Company.


ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS

(a) Exhibits

31.1 Controls and Procedure Certification of Chief Executive Officer pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002.

31.2 Controls and Procedure Certification of Chief Financial Officer pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002.

32.1 Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2 Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NETWORK-1 SECURITY SOLUTIONS, INC.



                                       BY: /S/ COREY M. HOROWITZ
                                           -----------------------------------
                                           COREY M. HOROWITZ
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                       BY: /S/ DAVID C. KAHN
                                           -----------------------------------
                                           DAVID C. KAHN
                                           CHIEF FINANCIAL OFFICER







DATE: AUGUST 2, 2006

                                                                    EXHIBIT 31.1
                                                                    ------------


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
  PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.SS.1350)

I, Corey M. Horowitz, Chairman and Chief Executive Officer of Network-1 Security Solutions, Inc. (the "Registrant"), certify that:

1.   I have reviewed this report on Form 10-QSB of the Registrant;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

     (c) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (d) Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.


DATE: AUGUST 2, 2006              /S/ COREY M. HOROWITZ
                                  --------------------------
                                  COREY M. HOROWITZ
                                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                    EXHIBIT 31.2
                                                                    ------------

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
  PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.SS.1350)

I, David C. Kahn, Chief Financial Officer of Network-1 Security Solutions, Inc. (the "Registrant"), certify that:

1.   I have reviewed this report on Form 10-QSB of the Registrant;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)for the Registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

     (c) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (d) Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.



DATE: AUGUST 2, 2006                           /S/ DAVID C. KAHN
                                               -----------------------
                                               DAVID C. KAHN
                                               CHIEF FINANCIAL OFFICER

                                                                    EXHIBIT 32.1
                                                                    ------------

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SS. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), the undersigned, Corey M. Horowitz, Chief Executive Officer and Chairman of Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), does hereby certify to his knowledge, that:

The Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ COREY M. HOROWITZ
------------------------------------
CHIEF EXECUTIVE OFFICER AND CHAIRMAN
AUGUST 2, 2006

                                                                    EXHIBIT 32.2
                                                                    ------------

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SS. 1350)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), the undersigned, David C. Kahn, Chief Financial Officer of Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), does hereby certify to his knowledge, that:

The Quarterly Report of Form 10-QSB for the quarter ended June 30, 2006 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ DAVID C. KAHN
-----------------------
CHIEF FINANCIAL OFFICER
AUGUST 2, 2006